                                                                  EXHIBIT 1.2

                          FOUNDERS FOOD & FIRKINS LTD.

                                     FORM OF
                          COMMON STOCK PURCHASE WARRANT


NO. ______                                                       100,000 SHARES


                  FOR GOOD AND VALUABLE CONSIDERATION, Founders Food & Firkins Ltd., a Minnesota corporation (the "Company"), hereby certifies that Equity Securities Investments, Inc., Minneapolis, Minnesota (the "Underwriter"), or its registered assigns, is entitled to subscribe for and purchase from the Company at any time or from time to time after [ONE YEAR FROM EFFECTIVE DATE], to and including [FIVE YEARS FROM EFFECTIVE DATE] One Hundred Thousand (100,000) fully paid and non-assessable shares of the Common Stock of the Company at the purchase price of $4.80 per share (the "Warrant Exercise Price"), subject to adjustment as provided herein.

                  This Warrant is the Underwriter's Warrant referred to in the Underwriting Agreement dated_____________, 2000, by and between the Company and the Underwriter (the "Offering") entered into in connection with the offering by the Company of 1,000,000 shares of Common Stock, plus an additional 150,000 shares of Common Stock solely to cover over-allotments.

                  As used herein, (i) this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrants;" (ii) the shares which may be acquired upon exercise of the Warrants are referred to herein as the "Warrant Shares;" (iii) the term "Holder" means the Underwriter, any party who acquires all or a part of this Warrant as a registered transferee of the Underwriter, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant; (iv) the term "Common Stock" means and includes the Company's presently authorized common stock, par value $.01 per share, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor; and (v) the term "Convertible Securities" means any stock or other securities convertible into, or exchangeable for, Common Stock.

                  This Warrant is subject to the following provisions, terms and conditions, to which each Holder hereof consents and agrees:

         1.       EXERCISE; TRANSFERABILITY.

                  (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock) by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for the Warrant Shares being acquired upon such exercise.

                  (b) This Warrant may not be sold, assigned, hypothecated, or otherwise transferred for a period of one year from the effective date of the Offering (other than by will, pursuant to the operation of law, or where directed by a court of competent jurisdiction upon the dissolution or liquidation of a corporate Holder hereof), except to (i) a person who is both an officer and a shareholder of the Underwriter, or (ii) a person who is both an employee and a shareholder of the Underwriter; such transfer to be by endorsement (by the Holder hereof executing the form of assignment attached hereto) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery. Further, this Warrant may not be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, nor may any Warrant Shares issued pursuant to exercise of this Warrant be transferred, except as provided in
Section 7 hereof.

         2. EXCHANGE AND REPLACEMENT. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if the Underwriter shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

         3.       ISSUANCE OF THE WARRANT SHARES.

                  (a) The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of Section 3(b), the Company shall deliver or cause to be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, certificates for the Warrant Shares so purchased, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

                  (b) Notwithstanding the foregoing, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws, except as provided in Section 9. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least thirty (30) calendar days from the date the Company delivers to the Holder written notice of the availability of such registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be reasonably required solely to comply with the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares.

         4. COVENANTS OF THE COMPANY. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         5. ANTI-DILUTION ADJUSTMENTS. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

                  (a) The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

                           (i)      pay any dividends on any class of stock
         of the Company payable in Common Stock or securities convertible into Common Stock;

                           (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

                          (iii) combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combina-tion, reclassification or other event. If, as a result of an adjustment made pursuant to this subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time, as a result of an adjustment made pursuant to this subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this subsection.

                  (b) Upon each adjustment of the Warrant Exercise Price pursuant to Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

                  (c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under Section 5(a) above but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this subsection shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

                  (d) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall (i) give written notice thereof, by first-class mail, postage prepaid, within ten (10) calendar days after the date when the circumstances giving rise to the adjustment occurred, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based; and (ii) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new Warrant Exercise Price.

         6. NO VOTING RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         7. NOTICE OF TRANSFER OF WARRANT OR RESALE OF THE WARRANT SHARES.

                  (a) Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original purchaser of this Warrant. If, in the opinion of each such counsel, the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares describing restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

                  (b) If, in the opinion of either of the counsel referred to in this Section 7, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this
Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such transfer or disposition as, in the opinion of both such counsel, are permitted by law.

                  (c) Until this Warrant is duly transferred on the books of the Company, the Company shall treat the registered Holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the Company.

         8. FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the "Fair Market Value" (as defined in Section 10(d) hereof) of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share.

         9.       REGISTRATION RIGHTS.

                  (a) The Company agrees that, if at any time (but on a one-time basis only) during the period commencing [ONE YEAR FROM EFFECTIVE DATE] and ending [FIVE YEARS FROM EFFECTIVE DATE], the Holder of this Warrant and/or the Holders of any other Warrants and/or Warrant Shares who collectively shall hold not less than 50% of the Warrants and/or Warrant Shares outstanding at such time and not previously sold pursuant to this
Section 9 shall request that the Company file a registration statement covering all or any part of the Warrant Shares:

                  (i) the Company will promptly notify the Holder and all other registered Holders, if any, of other Warrants and/or Warrant Shares that such registration statement will be filed and that the Warrant Shares which are then held and/or which may be acquired upon the exercise of the Warrants by the Holder and such other Holders will be included in such registration statement at the Holder's and such Holders' request; and

                  (ii) the Company will cause such registration statement to include all Warrant Shares which it has been so requested to include, will take all necessary steps to register or qualify such Warrant Shares under the Securities Act and the securities laws of such states as the holders may reasonably request, and will use its best efforts to cause such registration statement and qualifications to become effective as soon as practicable; provided, however, that the Company shall not be required to register any Warrant Shares that are eligible for resale under Rule 144(k) promulgated under the Securities Act.

The Company shall keep effective and maintain any registration, qualification, notification, or approval specified in this Section 9(a) for such period as may be reasonably necessary for such Holder or Holders of such Warrant Shares to dispose thereof and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law; provided, however, that the Company need not maintain the effectiveness of any such registration, qualification, notification or approval, whether or not at the request of the Holders, more than nine (9) months following the effective date thereof.

                  (b) The Company agrees that, if at any time and from time to time during the period commencing [ONE YEAR FROM EFFECTIVE DATE] and ending two (2) years after complete exercise of this Warrant (but not later than [SEVEN YEARS AFTER THE EFFECTIVE DATE]), the Company proposes to file a registration statement under the Securities Act (other than a Form S-4 or Form S-8 Registration Statement or any successor or replacement forms thereto) with respect to, or qualify for a public distribution under Section 3(b) of the Securities Act, any of its securities in connection with the proposed offer of such securities by the Company or any of its shareholders:

                  (i) the Company will promptly notify the Holder and all other registered Holders, if any, of other Warrants and/or Warrant Shares, at least twenty (20) days prior to each such filing, that it intends to file such registration statement or effect such qualification, and that the Warrant Shares which are then held and/or which may be acquired upon the exercise of the Warrants by the Holder and such other Holders will be included in such registration statement or qualification at the Holder's and such Holders' request; and

                  (ii) the Company will use its best efforts to cause such registration statement or qualification to include all Warrant Shares which it has been so requested to include; provided, however, that if a greater number of Warrant Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Warrant Shares proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be excluded or proportionately reduced to a number deemed satisfactory by the managing underwriter.

The Holder and such other Holders may request that their Warrant Shares be included in such registration statement or qualification by making written request to the Company specifying the number of Warrant Shares to be so included. Such request shall be made within twenty (20) days after receipt from the Company of notice of such intended registration or qualification.

                  (c) With respect to each inclusion of securities in a registration or qualification pursuant to this Section 9, the Company shall bear all fees, costs, and expenses thereof, including, without limitation, all filing fees, fees imposed by the National Association of Securities Dealers, Inc., printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions, and transfer taxes for selling Holders shall be borne by the selling Holders.

                  (d) The Company will furnish the Holders whose Warrant Shares are included in a registration or qualification pursuant to this
Section 9 with a reasonable number of copies of any prospectus and/or other offering materials included in such filings and will amend or supplement the same as required during the period of required use thereof. In connection with any registration filed or qualification made pursuant to this Section 9 in which Warrant Shares are included, and to the extent permissible under the Securities Act and controlling precedent thereunder, the Company and each Holder whose Warrant Shares are so included in such registration or qualification shall provide cross-indemnification agreements to each other in customary scope covering the accuracy and completeness of the information furnished by each in connection therewith.

                  (e) Each Holder of Warrant Shares included in a registration or qualification pursuant to this Section 9 agrees to cooperate with the Company in the preparation and filing of any such registration statement or other offering materials and in the furnishing of information concerning the Holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the Securities Act as to any proposed distribution.

         10.      RIGHT TO CONVERT.

                  (a) The Holder of this Warrant shall have the right (but not the obligation) to require the Company to convert this Warrant (the "Conversion Right"), at any time after one year from the date of this Warrant and prior to its expiration, into shares of Common Stock as provided for in this Section 10. Upon exercise of the Conversion Right by the Holder, the Company shall deliver to the Holder (without payment by the Holder of any exercise price) that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Exercise Price for the Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate "Fair Market Value" (as determined below) for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (ii) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

                  (b) The Conversion Right may be exercised by the Holder, at any time or from time to time, prior to its expiration, on any business day, by delivering a written notice (the "Conversion Notice") to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of shares of Common Stock the Holder will purchase pursuant to such conversion, and (ii) a place, and a date not less than five (5) nor more than twenty (20) business days from the date of the Conversion Notice, for the closing of such purchase.

                  (c) At any closing under Section 10(b) hereof, (i) the Holder will surrender the Warrant, (ii) the Company will deliver or cause to be delivered to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Holder a new Warrant representing the number of shares of Common Stock, if any, with respect to which the Warrant shall not have been converted.

                  (d) "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                           (i) If the Company's Common Stock is traded on an exchange or is quoted on The Nasdaq National Market or The Nasdaq SmallCap Market, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date.

                           (ii) If the Company's Common Stock is not traded on an exchange or on The Nasdaq National Market or The Nasdaq SmallCap Market but is traded in the over-the-counter market, then the average of the closing bid and asked prices as reported by Metro Data Company, Inc. (or a similar organization) from quotations by market makers in such Common Stock on the Minneapolis-St. Paul local over-the-counter market for the ten (10) business days immediately preceding the Determination Date.

                           (iii) If the Company's Common Stock is not traded on an exchange, on The Nasdaq National Market, The Nasdaq SmallCap Market or on the over-the-counter market, then the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company.

         11. MISCELLANEOUS. The Company shall not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of Holders against dilution.

                  Upon written request of the Holder of this Warrant, the Company will promptly provide such Holder with a then current written list of the names and addresses of all Holders of warrants originally issued under the terms of, and concurrent with, this Warrant.

                  The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. This Warrant shall be interpreted under the laws of the State of Minnesota.

                  IN WITNESS WHEREOF, Founders Food & Firkins Ltd. has caused this Warrant to be signed by its duly authorized officer and to be dated ______________, 2000.

                                   FOUNDERS FOOD & FIRKINS LTD.


                                   By
                                     -----------------------------------------
                                          Signature

                                       Steven J. Wagenheim
                                   -------------------------------------------
                                          Name Typed or Printed

                                   Its President and Chief Executive Officer
                                       ---------------------------------------
                                          Title Typed or Printed

                          NOTICE OF EXERCISE OF WARRANT

      (To be signed upon the exercise of the Warrant for cash or by check)


         The undersigned hereby irrevocably elects to exercise the attached Warrant and to purchase thereunder, for cash, ________________ of the shares of Common Stock of Founders Food & Firkins Ltd. issuable upon the exercise of such Warrant, herewith makes payment of $___________ therefor in cash or by check, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) be issued in the name set forth below and be delivered to the address set forth below.

Dated:
      -----------------------

                                       ---------------------------------------
                                       (Signature)


                                       ---------------------------------------
                                       (Name Typed or Printed)


                                       ---------------------------------------
                                       (Address)


                                       ---------------------------------------
                                       (Social Security or Tax Ident. No.)


* The signature on the Notice of Exercise of Warrant must exactly correspond to the name as written upon the face of the Warrant in every particular without alteration or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.

                               CONVERSION NOTICE
     (To be signed upon conversion of Warrant pursuant to Section 10)


           The undersigned hereby irrevocably elects to exercise the conversion right provided in Section 10 of the within Warrant for, and to acquire thereunder, ________________________ shares of Common Stock of Founders Food & Firkins Ltd. If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

           The undersigned hereby requests that the certificate for such shares be issued in the name and delivered to the address set forth below.

Dated:
      --------------------------


                                       ---------------------------------------
                                       (Signature)


                                       ---------------------------------------
                                       (Name Typed or Printed)


                                       ---------------------------------------
                                       (Address)


                                       ---------------------------------------
                                       (Social Security or Tax Ident. No.)


* The signature on the Conversion Notice must exactly correspond to the name as written upon the face of the Warrant in every particular without alteration or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.

                              ASSIGNMENT OF WARRANT

          (To be signed only upon authorized transfer of the Warrant)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _________________________________ the right to purchase
_______________ shares of the Common Stock of Founders Food & Firkins Ltd. to which the within Warrant relates and appoints ______________________________, as attorney-in-fact, to transfer said right on the books of Founders Food & Firkins Ltd. with full power of substitution in the premises.

Dated:
      --------------------------

                                       ---------------------------------------
                                       (Signature)


                                       ---------------------------------------
                                       (Name Typed or Printed)


                                       ---------------------------------------
                                       (Address)


                                       ---------------------------------------
                                       (Social Security or Tax Ident. No.)


* The signature on the Assignment of Warrant must exactly correspond to the name as written upon the face of the Warrant in every particular without alteration or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.

                            RESTRICTION ON TRANSFER


         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITY OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS.